UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 15, 2017

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03                         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2017, the Board of Directors (the “Board”) of Primerica, Inc. (the “Company”) approved and adopted amendments to, and the restatement of, the Company’s Amended and Restated By-Laws (as so amended and restated, the “By-Laws”), effective as of such date, to implement proxy access and make certain other changes summarized below.

A new Section 7 has been added to Article II of the By-Laws to permit a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials directors constituting up to the greater of two individuals or twenty percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.

In addition, a number of non-substantive, ministerial, clarifying and conforming changes have been made to Article II, as well as throughout the By-Laws.

The foregoing summary is qualified in its entirety by reference to the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Item 9.01                        Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated By-Laws of Primerica, Inc., effective November 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Deputy General Counsel, Chief Governance Officer and Corporate Secretary

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